
                                                                                                         Exhibit 12.1


AmeriComm Direct Marketing, Inc.
Computation of Ratio of Earnings to Fixed Charges
(Dollars in thousands)

                                                                                     Three months   Six months
                                                   Year Ended December 31,              ended         ended
                                       --------------------------------------------   March 31,      June 26,
                                         1994        1995        1996        1997        1998          1998
                                       --------    --------    --------    --------    --------      --------
Loss before income taxes               $ (2,015)   $ (1,040)   $ (2,211)   $ (5,291)   $ (3,784)     $(10,210)
                                       --------    --------    --------    --------    --------      --------
Fixed charges:

Interest on indebtedness                  2,975       3,179       8,138      17,023       4,745         9,677
Portion of rents representative
 of interest expense                        214         117         275         556         212           424
                                       --------    --------    --------    --------    --------      --------
Total fixed charges                       3,189       3,296       8,413      17,579       4,957        10,101
                                       --------    --------    --------    --------    --------      --------

Ratio computation:
  Earnings                               (2,015)     (1,040)     (2,211)     (5,291)     (3,784)      (10,210)
  Fixed charges                           3,189       3,296       8,413      17,579       4,957        10,101
                                       --------    --------    --------    --------    --------      --------

Earnings before fixed charges             1,174       2,256       6,202      12,288       1,173          (109)
Fixed charges                             3,189       3,296       8,413      17,579       4,957        10,101
                                       --------    --------    --------    --------    --------      --------

Ratio of earnings (deficiency)
 to fixed charges                        (2,015)     (1,040)     (2,211)     (5,291)     (3,784)      (10,210)

DIMAC Marketing Corporation, Inc.
Computation of Ratio of Earnings to Fixed Charges
(Dollars in thousands)

                                                                 Eleven       Eight         Four        Three      Six
                                   Year Ended      One Month     months       months       months       months    months
                                   December 31,      ended       ended        ended        ended        ended     ended
                               ------------------  January 31, December 31,  August 31,  December 31,  March 31,  June 26,
                                 1994      1995      1996         1996         1997         1997         1998      1998
                               --------  --------  --------     --------     --------     --------     --------  --------
Income (loss) before
 income taxes                  $ 3,496   $ 7,689   $  (354)    $ 4,288       $(3,128)     $   147      $   586   $   204
                               -------   -------   -------     -------       -------      -------      -------   -------

Fixed charges:

Interest on indebtedness         6,069     5,174       532       7,525         6,188        2,248        2,247     4,583
Portion of rents
 representative of
 interest expense                1,459     2,031       210       2,016         1,336          639          749     1,528
                               -------   -------   -------     -------       -------      -------      -------   -------
Total fixed charges              7,528     7,205       742       9,541         7,524        2,887        2,996     6,111
                               -------   -------   -------     -------       -------      -------      -------   -------

Ratio computation:
  Earnings                       3,496     7,689      (354)      4,288        (3,128)         147          586       204
  Fixed charges                  7,528     7,205       742       9,541         7,524        2,887        2,725     5,539
                               -------   -------   -------     -------       -------      -------      -------   -------

Earnings before
 fixed charges                  11,024    14,894       388      13,829         4,396        3,034        3,311     5,743
Fixed charges                    7,528     7,205       742       9,541         7,524        2,887        2,725     5,539
                               -------   -------   -------     -------       -------      -------      -------   -------

Ratio of earnings
 (deficiency) to
 fixed charges                     1.5       2.1      (354)        1.4        (3,128)         1.1          1.2      1.0


DIMAC Corporation Inc.
Compution of Ratio of Earnings to Fixed Charges
(Dollars in thousands)

                                                  Three Months
                                 Inception to         Ended
                                 December 31,       March 31,
                                    1998               1999
                                 ------------     ------------
Income (loss) before income
 taxes                            $   (8,243)      $  (12,490)
                                 ------------     ------------
Fixed charges:

Interest on indebtness                17,069            8,153
Portion of rents representative
 of interest expense                   1,352              676
                                 -----------      -----------
Total fixed charges:                  18,421            8,829

Ratio computation:
 Earnings                             (8,243)         (12,490)
 Fixed charges                        18,421            8,829
                                 -----------      -----------

Earnings before fixed charges         10,178           (3,661)
Fixed charges                         18,421            8,829
                                 -----------      -----------
Ratio of earnings (deficiency)
 to fixed charges                     (8,243)         (12,490)


DIMAC Corporation Inc.
Compution of Ratio of Earnings to Fixed Charges
(Dollars in thousands)

                                                                              Pro Forma
                                                      -------------------------------------------------------
                                                        Three Months             Year           Three Months
                                                           Ended                 Ended              Ended
                                                       March 31, 1998       December 31, 1998  March 31, 1999
                                                      -----------------     -----------------  --------------

Loss before income taxes                              $          (4,099)      $     (18,985)   $    (27,376)
                                                      -----------------       -------------    -------------
Fixed charges

Interest on indebtness                                            8,145              32,931           32,939
Portion of rents representative of interest expense                 690               2,731            2,725
                                                      -----------------       -------------    -------------
Total fixed  charges                                              8,835              35,662           35,664
                                                      -----------------       -------------    -------------
Ratio computation
  Earnings                                                       (4,099)            (18,985)         (27,376)
  Fixed charges                                                   8,835              35,662           35,664
                                                      -----------------       -------------    -------------

Earnings before fixed charges                                     4,736              16,677            8,288
Fixed charges                                                     8,835              35,662           35,664
                                                      -----------------       -------------    -------------
Ratio of earnings (deficiency) to fixed charges                  (4,099)            (18,985)         (27,376)